EXHIBIT 99.1

Capstone Green Energy Announces Vince Canino as its President and Chief Executive Officer

Canino Brings Over Three Decades of Energy Sector Expertise and a Proven Track Record of Driving Product Innovation and Sustainable Growth

LOS ANGELES, CA / BUSINESS WIRE / MARCH 12, 2024 / Capstone Green Energy Holdings, Inc. (the “Company”), the public successor to Capstone Green Energy Corporation (Predecessor Capstone), is pleased to announce that Vince Canino has been appointed as the company’s President and Chief Executive Officer, and member of the Capstone Board of Directors. Vince joined Capstone as incoming President and CEO on March 11, 2024, and will transition closely with Robert “Bob” Flexon, Executive Chairman and former Interim President and CEO. In connection with the transition, Bob Flexon will remain as Executive Chairman until April 1, 2024, and will then transition back to the role of Non-Executive Chairman of the Board.

"Vince has extensive experience in the energy industry, much of which is in the markets we serve. His strong operational background and skill set in product innovation and driving down product costs make him the ideal candidate to lead our company into its next phase of growth and profitability. We are confident that under Vince’s leadership, Capstone will become a much-improved Company through a stronger culture of innovation, continuous improvement, and have a much more meaningful presence in the energy sector." stated Bob Flexon, Executive Chairman of the Board of Directors for Capstone Green Energy.

Vince Canino, with over thirty years of experience in the energy sector, brings an extensive background in power generation, renewable energy, sustainability, and performance contracting. His career has seen leadership roles in Fortune 100 companies, startups, and mid-cap entities, where he's been pivotal in aligning business strategies with operational excellence and human capital to drive success. Prior to Capstone, he was the COO of ESS Inc., leading the operational organization of a premier long-duration energy storage systems developer, while his leadership as President and CEO of the Smardt Chiller Group marked significant global expansion and financial growth. With previous impactful roles at Trane Commercial Systems and the launch of DG Energy Solutions, Vince's career is marked by his ability to drive innovation and operational excellence. His foundational experience with General Electric laid the groundwork for a career characterized by strategic growth, operational leadership, and a commitment to sustainability.

Mr. Canino earned his Bachelor's in Mechanical Engineering Technology (Magna Cum Laude) from Binghamton University, NY, and his Master's in Engineering Mechanics (Cum Laude) from Penn State University.

“I am excited to be part of Capstone’s next chapter of growth and, in turn, sustainable competitive advantage. I look forward to further developing and implementing our business redesign roadmap currently driving the improvements that are needed to propel Capstone to new heights. Acknowledging the challenges of our past, the Capstone team is action-oriented and focused on bringing real, sustainable value to our customers and shareholders. I look forward to leading the

Capstone team into an era of unprecedented achievement that will make all our stakeholders proud," remarked Vince Canino, newly appointed President and CEO of Capstone Green Energy.

"After conducting a comprehensive global executive search, the Capstone Green Energy Board of Directors is excited to welcome Vince Canino as our new CEO. Vince is joining Capstone at a very pivotal moment as we look to transition the Company as a global leader in the microturbine marketplace. Vince brings an incredible executive leadership profile with a deep understanding of the clean energy marketplace. The board and I are excited to have him at the helm," said Robert Powelson, Capstone’s Chair of the Governance & Sustainability Committee.

Powelson went on to add, “On behalf of the Board of Directors and Capstone’s worldwide team, we would like to thank Bob Flexon for his incredible leadership during this transition period. Bob has been instrumental in revamping our business processes while rebuilding the Capstone brand in the clean energy marketplace. I especially want to thank him for his steadfast commitment and dedication to the employees of this great organization.”

Additional Information

The Company, as the public successor to Predecessor Capstone (CGRN) for SEC reporting purposes, continues to work to complete its restatement of previously issued financial statements and intends to complete such restatement as soon as possible. Following the completion of the restatement, the Company expects that it will list its common stock on the OTC Pink Market. The CUSIP number for the Company’s common stock following the reorganization transactions is 14067D607 and the ISIN number is US14067D6076.

About Capstone Green Energy

For over three decades, Capstone Green Energy has been at the forefront of microturbine technology, revolutionizing how businesses manage their energy supply. In partnership with our worldwide team of dedicated distributors, we have shipped over 10,000 units to 83 countries, providing environmentally friendly and highly efficient on-site energy systems and microgrid solutions.

Today, our commitment to a greener future is unwavering. We offer customers a range of commercial, industrial, and utility-scale options tailored to their specific needs, ranging from 65kW to multiple MWs. Capstone's product portfolio not only showcases our core microturbine technology but also includes flexible Energy-as-a-Service (EaaS) rental and service contracts.

In our pursuit of cutting-edge solutions, we've forged strategic partnerships to extend our impact. Through these collaborations, we proudly offer biomass and heat recovery solutions that enhance the sustainability and efficiency of our client's operations, contributing to a cleaner and more responsible energy landscape.

Capstone estimates that in FY23, it saved customers over $169 million in annual energy costs and approximately 362,000 tons of carbon. Total savings over the last five years are estimated to be approximately $1.08 billion in energy savings and approximately 1.9 million tons of carbon savings.

Capstone offers fast, turnkey power rental solutions for customers with limited capital or short-term needs; for more information, contact: rentals@CGRNenergy.com.

For more information about the Company, please visit www.CapstoneGreenEnergy.com. Follow Capstone Green Energy on Twitter, LinkedIn, Instagram, Facebook, and YouTube.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including statements regarding operations and growth expectations, the restatement of previously issued financial statements and the other statements regarding the Company’s expectations, beliefs, plans, intentions, and strategies. The Company has tried to identify these forward-looking statements by using words such as “expect,” “anticipate,” “believe,” “could,” “should,” “estimate,” “intend,” “may,” “will,” “plan,” “goal” and similar terms and phrases, but such words, terms and phrases are not the exclusive means of identifying such statements. Actual results, performance and achievements could differ materially from those expressed in, or implied by, these forward-looking statements due to a variety of risks, uncertainties and other factors, including, but not limited to, the following: the integration of the President and CEO into the management team and his success in developing and executing operational strategies; the Company’s ability to realize the anticipated benefits of its recently completed financial restructuring; the Company’s ability to comply with the restrictions imposed by covenants contained in the exit financing and the new subsidiary limited liability company agreement;  employee attrition and the Company’s ability to retain senior management and other key personnel following the restructuring; the Company's ability to develop new products and enhance existing products; product quality issues, including the adequacy of reserves therefor and warranty cost exposure; intense competition; financial performance of the oil and natural gas industry and other general business, industry and economic conditions; the impact of litigation and regulatory proceedings; risks related to the previously announced restatement previously announced (including discovery of additional information relevant to the financial statements subject to restatement; changes in the effects of the restatement on Predecessor Capstone’s financial statements or financial results and delay in the filing of late 10-K’s and 10-Q’s due to the Company’s efforts to complete the restatement; the time, costs and expenses associated with the restatement; inquiries from the SEC; the potential material adverse effect on the price of the Company’s common stock and stockholder lawsuits). For a detailed discussion of factors that could affect the Company’s future operating results, please see Predecessor Capstone’s filings with the Securities and Exchange Commission, including the disclosures under “Risk Factors” in those filings. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.

CONTACT:
Capstone Green Energy
Investor and investment media inquiries:
818-407-3628
ir@CGRNenergy.com